EXHIBIT 99.1

Terra Tech Subsidiary, Edible Garden, Adds Two Contract Farmers

NEWPORT BEACH, Ca. – December 15, 2016 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech”), a vertically integrated cannabis-focused agriculture company, today announced its subsidiary, Edible Garden (or the “Company”), a retail seller of fresh, hydroponic herbs and produce, has added two contract farmers to its cooperative of local growers of fresh and local produce. The addition of these new farmers, based out of Virginia and New Jersey, bring the Company’s national contract farmer count to eight.

The new contract farmers will operate under the same strict quality standards as the Edible Garden’s existing cooperative member farmers. By selecting only the highest quality farmers the Company ensures its produce is consistently of the highest standard. In addition to supplying their own very best herb and lettuce products, the farmers will also grow, cut, pack and ship Edible Garden’s living SUPERLEAF™ Spring Mix lettuce, which is exclusively licensed to the Company, for supermarket stores in the Northeast and Mid-Atlantic region.

Derek Peterson, CEO of Terra Tech, stated. “Edible Garden plans to disrupt the existing lettuce space and to expand its presence in the U.S. national cut lettuce and living herbs market. We are confident that these latest additions to the Edible Garden family, which will produce our licensed SUPERLEAF lettuce, among other products, will contribute positively to our expansion plans. Edible Garden produce is only sold within a few hours’ drive of our farms to ensure the Company’s customers receive the freshest farmed produce on the market today. Adding new contract farmers in Virginia and New Jersey will expand our reach in the Northeast and Mid-Atlantic regions.”

Edible Garden produces local and sustainably grown hydroponic produce which are GFSI certified, Non-GMO Project Verified and Certified Kosher. The Company also carries a line of USDA certified organic herbs, including the following potted living herbs: chives, basil, parsley, oregano, dill, cilantro, mint, rosemary, sage and thyme. In addition to Edible Garden's organic range of lettuces and herbs, the Company also features multiple vitamin and supplement brands.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

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